UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 22, 2011, First PacTrust Bancorp, Inc. (the "Company") announced the commencement of an underwritten public offering of 1,583,641 shares of its voting common stock. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 237,546 shares sold in the underwritten public offering to cover over-allotments, if any.

Additionally, pursuant to existing contractual rights and subject to completion of the underwritten public offering, St. Cloud Capital Partners II, L.P. and TCW Shared Opportunities Fund V, L.P., each an existing shareholder of the Company (the "Existing Investors"), have agreed to purchase from the Company in a separate registered offering made directly to them by the Company, an aggregate of 207,360 shares of the Company’s voting common stock. If and to the extent the underwriters exercise their over-allotment option, the Existing Investors have agreed to purchase from the Company an aggregate of up to 31,104 additional shares of the Company’s voting common stock, with the percentage of such additional shares to be purchased by them equal to the same percentage of the over-allotment option exercised by the underwriters.

A copy of the press release issued by the Company announcing the commencement of the offerings is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits:

99.1 Press release dated June 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

June 22, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President- Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 22, 2011